Exhibit 99.1

Rocket Pharmaceuticals Announces Closing of Sale of
Rare Pediatric Disease Priority Review Voucher for $180 Million

CRANBURY, NJ – June 12, 2026 – Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT), a fully integrated, commercial-stage biotechnology company advancing a sustainable pipeline of genetic therapies for rare disorders with high unmet need, today announced the closing of the sale of its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $180 million.

The Rare Pediatric Disease Priority Review Voucher was granted by the FDA in March 2026 in connection with the approval of KRESLADI™, Rocket’s gene therapy for severe leukocyte adhesion deficiency-I (LAD-I), a rare and life-threatening primary immunodeficiency.

 As previously reported, before the PRV sale Rocket had cash, cash equivalents and investments of $144.4 million as of March 31, 2026. Following the $180 million in non-dilutive proceeds from the PRV sale, pro forma cash, cash equivalents and investments increased to approximately $322.6 million, which the Company expects to fund operations into the second quarter of 2028.

About Rocket Pharmaceuticals, Inc.
Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT) is a fully integrated biotechnology company advancing gene therapies for rare and devastating cardiovascular diseases, with additional programs in hematology and immunology. Rocket’s cardiovascular pipeline includes three clinical stage programs that each target one of the major inherited cardiomyopathy subtypes: hypertrophic, arrhythmogenic, and dilated cardiomyopathies. Together these conditions represent more than 100,000 patients in the U.S. and EU. The Company’s platform is supported by proprietary AAV manufacturing capabilities, multi-year efficacy and safety data in cardiac gene therapy, and experience treating several cardiac patients across late-stage AAV programs. For more information about Rocket, please visit www.rocketpharma.com and follow us on LinkedIn, YouTube, and X.

Rocket Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements concerning Rocket’s future expectations, plans and prospects that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this release are forward-looking statements. You should not place reliance on these forward-looking statements, which often include words such as "believe," "expect," "anticipate," "intend," "plan," "will give," "estimate," "seek," "will," "may," "suggest" or similar terms, variations of such terms or the negative of those terms. These forward-looking statements include, but are not limited to, statements concerning Rocket’s cash runway and financial position, Rocket’s planned use of proceeds from the monetization of the KRESLADI™ PRV, Rocket’s expectations of our ability to obtain additional funding to conduct our planned research and development efforts, the expected timing and data readouts of Rocket’s ongoing and planned clinical trials, the expected timing and outcome of Rocket’s regulatory interactions and planned submissions, Rocket’s plans for the advancement of its cardiovascular AAV programs and KRESLADI™, including its planned pivotal trials, and the safety, effectiveness and timing of related pre-clinical studies and clinical trials, Rocket’s ability to develop sales and marketing capabilities or enter into agreements with third parties to sell and market its product candidates and Rocket’s ability to expand its pipeline to target additional indications that are compatible with its gene therapy technologies. Although Rocket believes that the expectations reflected in the forward-looking statements are reasonable, Rocket cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, the results of Rocket’s ongoing and planned clinical trials, Rocket’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, unexpected expenditures, Rocket’s competitors’ activities, including decisions as to the timing of competing product launches, pricing and discounting, Rocket’s ability to develop, acquire and advance product candidates into, enroll a sufficient number of patients into, and successfully complete, clinical studies, Rocket’s ability to acquire additional businesses, form strategic alliances or create joint ventures and its ability to realize the benefit of such acquisitions, alliances or joint ventures, our ability to achieve the expected benefits of our portfolio prioritization and strategic restructuring, including extending our cash runway, Rocket’s ability to obtain and enforce patents to protect its product candidates, and its ability to successfully defend against unforeseen third-party infringement claims, as well as those risks more fully discussed in the section entitled "Risk Factors" in Rocket’s Annual Report on Form 10-K for the year ended December 31, 2025, filed February 26, 2026 with the SEC and subsequent filings with the SEC including our Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and Rocket undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors
Meg Dodge
mdodge@rocketpharma.com

Media
Kevin Giordano
media@rocketpharma.com